UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 25, 2017

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

346 North Mayo Trail
Pikeville, Kentucky	41501
(Address of principal executive offices)	(Zip code)

 (606) 432-1414
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Community Trust Bancorp, Inc.’s Annual Meeting of Shareholders was held on April 25, 2017.  The following items were approved:

1) Election of the following members to CTBI’s Board of Directors for the ensuing year:

Nominee	For	Withheld
Charles J. Baird	10,355,976	333,568
Nick Carter	10,483,310	206,234
Jean R. Hale	10,394,374	295,170
James McGhee II	10,545,129	144,415
M. Lynn Parrish	10,257,052	432,492
Dr. James R. Ramsey	10,546,975	142,569
Anthony W. St. Charles	10,566,450	123,094

2) Ratification of CTBI’s independent registered public accounting firm, BKD, LLP, for 2017

For	Against	Abstained
12,894,905	42,558	41,095

3) The advisory (nonbinding) resolution relating to executive compensation

For	Against	Abstained
10,224,144	351,338	114,062

4) Frequency of the advisory (nonbinding) vote on executive compensation

1 Year	2 Years	3 Years	Abstained
8,571,951	128,104	1,941,451	48,038

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

Date: April 26, 2017	By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President, and Chief Executive Officer